PRESS RELEASE

Contacts:
Yvette Rudich (Media)	Kathy Guinnessey (Investors/Analysts)
Rudichy@dnb.com	Guinnesseyk@dnb.com
973.921.5986	973.921.5665
D&B Announces Strong Second Quarter 2005 Results; Expects Continued Strength in 2005 Second Half
•	EPS Up 20 Percent Before Non-Core Gains and Charges; Up 24 Percent on a GAAP Basis

•	Core Revenue Up 10 Percent; Up 8 Percent Before Foreign Exchange

•	Total Revenue on a GAAP Basis Up 1 Percent; Down 1 Percent Before Foreign Exchange, Primarily Reflecting the Impact of Divested Businesses

•	Announces Acquisition of LiveCapital® for $16 Million to Complement Risk Management Capabilities
Short Hills, NJ – July 27, 2005 — D&B (NYSE: DNB), the leading provider of global business information, tools and business insight, today reported results for the second quarter ended June 30, 2005.
“In the second quarter, D&B once again delivered strong growth in revenue, operating income and EPS, while continuing to invest in our brand and customer value proposition,” said Steve Alesio, chairman, chief executive officer and president of D&B. “Our U.S. business, which accounts for the majority of our revenue, once again reported strong organic revenue growth and profitability. Additionally, during the quarter we made progress addressing the challenges in our International business. With our proven track record of growth, and our plans to continue to invest in our business, we are confident our success is sustainable.”

PRESS RELEASE
Second Quarter 2005 Results
Diluted earnings per share before non-core gains and charges for the quarter ended June 30, 2005, were $0.73, up 20 percent from $0.61 in the prior year quarter. On a GAAP basis, diluted earnings per share were $0.67, up 24 percent from $0.54 in the prior year quarter.
See attached Schedule 3 for a reconciliation of earnings per share before non-core gains and charges to earnings per share on a GAAP basis, as well as the definitions of the non-GAAP financial measures that the Company uses to evaluate the business.
Core revenue for the quarter was $351.7 million, up 10 percent compared with the prior year quarter. Core revenue was up 8 percent before the effect of foreign exchange.
Core revenue results for the second quarter of 2005 reflect the following by customer solution set:
•	Risk Management Solutions revenue of $248.0 million, up 10 percent (up 8 percent before the effect of foreign exchange);
•	Sales & Marketing Solutions revenue of $80.4 million, up 6 percent (up 5 percent before the effect of foreign exchange);
•	E-Business Solutions revenue of $16.7 million, up 39 percent; and
•	Supply Management Solutions revenue of $6.6 million, down 11 percent (down 12 percent before the effect of foreign exchange).
See attached Schedules 4 and 5 for additional detail.
Total revenue for the quarter was $351.7 million, up 1 percent compared with the prior year quarter (down 1 percent before the effect of foreign exchange). The decline in total revenue year-over-year was due to the impact of the divested

PRESS RELEASE
international businesses that had revenue of $28.8 million in the second quarter of 2004.
Operating income for the quarter was $83.5 million, up 15 percent from the year-ago period, before non-core gains and charges in both years. Strong growth in the U.S. was partially offset by a decline in operating income in the International segment. On a GAAP basis, operating income was $76.2 million, up 18 percent from the year-ago period. During the quarter, the Company also incurred transition costs of $8.1 million as compared to $6.0 million in the prior year quarter.
See attached Schedule 3 for additional detail.
Net income before non-core gains and charges was $51.4 million for the quarter, up 14 percent from $45.0 million in the prior year period. On a GAAP basis, net income was $47.1 million, up 19 percent compared with $39.5 million in the prior year period.
See attached Schedule 3 for additional detail.
Free cash flow for the first six months of 2005, excluding the impact of a $15.8 million legacy tax payment made during the first quarter of 2005, was $127.6 million, up 8 percent from the first six months of 2004. The Company defines free cash flow as net cash provided by operating activities less capital expenditures and additions to computer software and other intangibles. Net cash provided by operating activities, excluding the $15.8 million legacy tax payment, was $137.2 million for the first six months of 2005, up 7 percent from the prior year period. On a GAAP basis, net cash provided by operating activities was $121.4 million, down 5 percent from the prior year period.
Share repurchases during the quarter, under the Company’s $400 million two-year program, totaled $60.8 million, with $99.9 million repurchased year-to-date under that program.

PRESS RELEASE
The Company ended the quarter with $245.3 million of cash and cash equivalents.
See attached Schedule 4 for additional detail.
Second Quarter 2005 Segment Results
As outlined in the Company’s Annual Report on Form 10-K for the year ending December 31, 2004, filed with the Securities and Exchange Commission (SEC) on March 14, 2005, D&B began reporting the results of its business in Canada as part of its International segment in the first quarter of 2005. Prior to 2005, the Canadian results were reported as part of the North America segment.
All references to 2005 financial results in this release have been adjusted to reflect this change.
See attached Schedule 7 for 2004 revenue and operating income results of the U.S. and International segments adjusted to reflect this change.
United States
Total and core revenue for the quarter was $253.7 million, up 7 percent from $236.1 million in the prior year period.
U.S. total and core revenue results for the 2005 second quarter reflect the following by customer solution set:
•	Risk Management Solutions revenue of $165.3 million, up 7 percent;
•	Sales & Marketing Solutions revenue of $66.8 million, up 7 percent;
•	E-Business Solutions revenue of $16.1 million, up 34 percent; and
•	Supply Management Solutions revenue of $5.5 million, down 12 percent.

PRESS RELEASE
See attached Schedules 4 and 5 for additional detail.
Operating income for the quarter was $82.3 million, up 17 percent from the prior year quarter. This increase was due to improved revenue in the U.S. segment and benefits from the Company’s Financial Flexibility program.
International
Core revenue for the quarter was $98.0 million, up 15 percent (up 10 percent before the effect of foreign exchange) from $85.0 million in the prior year quarter. During the second quarter, International core revenue was positively impacted by the price increase in the Company’s Italian real estate data business. This was outlined in the Company’s Form 10-Q for the quarter ending March 31, 2005, filed with the SEC on May 5, 2005. The Italian real estate data business contributed 9 percentage points of growth driven by the acquisition of RIBES S.p.A. and the price increases.
International core revenue results for the second quarter of 2005 reflect the following by customer solution set:
•	Risk Management Solutions revenue of $82.7 million, up 17 percent (up 12 percent before the effect of foreign exchange);
•	Sales & Marketing Solutions revenue of $13.6 million, up 3 percent (down 1 percent before the effect of foreign exchange);
•	E-Business Solutions revenue of $0.6 million; and
•	Supply Management Solutions revenue of $1.1 million, down 8 percent (down 13 percent before the effect of foreign exchange).
See attached Schedules 4 and 5 for additional detail.
Total revenue for the quarter was $98.0 million, down 14 percent (down 18 percent before the effect of foreign exchange) compared with the prior year quarter revenue of $113.8 million. This decline was due to the impact of the

PRESS RELEASE
divested international businesses that had revenue of $28.8 million in the second quarter of 2004.
See attached Schedule 6 for additional detail.
Operating income for the quarter was $21.3 million, down $1.7 million or 8 percent, before non-core gains and charges, as compared to $23 million in the prior year quarter. This decline was primarily due to lower operating income in the UK as a result of lower revenue and the loss of income from the Company’s divested businesses, partially offset by strength in other international markets and savings from the Company’s Financial Flexibility program. On a GAAP basis, operating income was $20.5 million, down $2.5 million or 11 percent.
Non-Core Gains and Charges
During the second quarter of 2005, the Company recorded net pre-tax, non-core charges of $6.5 million related to both the 2005 and 2004 Financial Flexibility initiatives and charges totaling $1.9 million related to a dispute on the sale of the Company’s French business. These charges were partially offset by pre-tax, non-core gains of $3.5 million related to the sale of a 5 percent investment in a South African company and $0.8 million related to lower than expected costs related to the sale of the Company’s Iberian business.
During the second quarter of 2004, the Company recorded a pre-tax, non-core charge of $8.0 million related to 2004 Financial Flexibility initiatives and a non-core impairment charge of approximately $1.2 million to write down the net assets of the Company’s Iberian business to its fair market value based on expected proceeds in connection with the anticipated sale of these operations. These charges were partially offset by a pre-tax, non-core gain of $5.6 million related to the sale of the Company’s operations in Germany, Austria, Switzerland, Poland, Hungary and the Czech Republic.

PRESS RELEASE
D&B’s restructuring charges may be viewed as recurring as they are part of its Financial Flexibility initiatives. In addition to reporting GAAP results, the Company reports results before restructuring charges and other non-core gains and charges because they are not a component of its ongoing income or expenses and may have a disproportionate positive or negative impact on the results of its ongoing underlying business operations. For additional information, see the section titled “Use of Non-GAAP Financial Measures” below.
See attached Schedule 3 for additional detail.
Acquisition of LiveCapital®
The Company announced today that it has acquired LiveCapital located in San Mateo, California, for $16 million, funded with cash on hand. LiveCapital is a provider of online credit management software that enables users to manage the entire credit process within an enterprise-wide system. D&B expects the acquisition will be approximately $0.03 per share dilutive in 2005 and accretive in 2006.
“LiveCapital’s credit management software will complement our existing Risk Management capabilities, providing our customers with an enhanced credit management experience,” said Alesio. “Our acquisition of LiveCapital is part of our ongoing effort to improve the way our customers access and leverage DUNSRight™ so they can make confident business decisions,” concluded Alesio.
Stock Option Expensing
The Company has decided to delay the expensing of stock options until January 2006 due to the uncertainty regarding the final implementation guidelines. The Company previously estimated that the expensing of stock options would have reduced earnings by $0.07 per share in the second half of 2005.

PRESS RELEASE
2005 Outlook
The Company revised its 2005 EPS and operating income guidance primarily due to the two partially off-setting factors described above: the acquisition of LiveCapital and the deferral of stock option expensing, as well as the Company’s plans to continue to invest during the second half of the year.
The Company’s 2005 guidance is now as follows:
•	Core revenue growth of 6 percent to 8 percent, before the effect of foreign exchange (no change);
•	Operating income growth before non-core gains and charges of 12 percent to 14 percent (compared with the previously announced range of 11 percent to 14 percent);
•	Diluted EPS of $3.43 to $3.51 before non-core gains and charges, representing 15 percent to 18 percent growth (compared with the previously announced range of $3.39 to $3.49 before non-core gains and charges, representing 14 percent to 17 percent growth);
•	Free cash flow of $265 million to $280 million before the impact of any payments made in connection with the Company’s legacy tax matters (no change); and
•	Tax rate before non-core gains and charges of 36 percent to 37 percent (no change).
D&B does not provide revenue growth guidance on a GAAP basis because D&B is unable to predict, with reasonable certainty, the future movement of foreign exchange rates. Additionally, the Company does not provide EPS guidance, operating income growth, free cash flow or tax rate guidance on a GAAP basis because the Company is unable to predict, with reasonable certainty, the future

PRESS RELEASE
impact of non-core gains and charges, such as restructuring charges and legacy tax matters, which are a component of the most comparable financial measures calculated in accordance with GAAP. Non-core gains and charges are uncertain and will depend on several factors, including industry conditions. The impact of these non-core gains and charges could be material to D&B’s results computed in accordance with GAAP.
See attached Schedule 3 for additional detail.
Use of Non-GAAP Financial Measures
D&B reports non-GAAP financial measures in this press release and the schedules attached. D&B reports core revenue and core revenue growth before the effects of foreign exchange. Additionally, the Company reports organic revenue growth and each of operating income, operating margin, net income, diluted earnings per share and tax rate (defined as Provision for Income Taxes divided by Income before Provision for Income Taxes ) before non-core gains and charges, and free cash flow. See “Item 1. Business – How We Evaluate our Performance” in the Company’s Annual Report on Form 10-K for the period ending December 31, 2004, filed March 14, 2005 with the SEC, for a discussion of how the Company defines these measures, why it uses them and why it believes they provide useful information to investors. These measures are defined in Schedule 3 attached to this earnings release.
Second Quarter 2005 Teleconference
D&B will review its second quarter 2005 financial results in a conference call with the investment community on Thursday, July 28, 2005, at 10 a.m. Eastern Time. Live audio, as well as a replay of the conference call and other related information, will be accessible on D&B’s Investor Relations web site at http://investor.dnb.com.

PRESS RELEASE
About D&B
D&B (NYSE: DNB), the leading provider of global business information, tools, and insight, has enabled customers to Decide with Confidence for over 160 years. D&B’s proprietary DUNSRight ™ quality process provides customers with quality information whenever and wherever they need it. This quality information is the foundation of D&B’s solutions that customers rely on to make critical business decisions. Customers use D&B Risk Management Solutions to mitigate risk, increase cash flow and drive increased profitability; D&B Sales & Marketing Solutions to increase revenue from new and existing customers; D&B’s E-Business Solutions to convert prospects into clients faster; and D&B Supply Management Solutions to identify purchasing savings, manage risk and ensure compliance within the supply base. For more information, please visit www.dnb.com.
**************
Forward-Looking and Cautionary Statements
The section titled “2005 Outlook” of this press release contains projections of future results and other forward-looking statements that involve a number of trends, risks and uncertainties and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The following important factors could cause actual results to differ materially from those projected in such forward-looking statements.
Demand for D&B’s products is subject to intense competition, changes in customer preferences and, to a lesser extent, economic conditions which impact customer behavior. The Company’s results are also dependent upon its ability to:
•	reallocate expenses to invest for growth through its Financial Flexibility program while maintaining employee satisfaction;

PRESS RELEASE
•	accurately forecast cost increases associated with increasing revenue growth;

•	manage increasing regulatory requirements, such as those of Sarbanes-Oxley;

•	invest in its database and maintain its reputation for providing reliable data;

•	execute on its plan to improve the business model of its International segment, which is also dependent upon the efforts of the Company’s third-party partner organizations, and thereby improve its global data quality while realizing improved financial performance in that segment;

•	successfully implement outsourcing arrangements the Company entered into as part of its Financial Flexibility programs;

•	rely on its customers’ belief in the value of the DUNSRightTM quality process as a key driver of revenue growth;

•	protect against damage or interruptions affecting its database or its data centers; and

•	develop new products or enhance existing ones to meet customer needs.
In addition:
•	the Company’s ability to repurchase shares is subject to market conditions, including trading volume in the Company’s stock, and the Company’s ability to repurchase securities in accordance with applicable securities laws;
•	the Company’s projection for free cash flow in 2005 is dependent upon the Company’s ability to generate revenue, the Company’s collection processes, customer payment patterns and the amount and timing of payments related to proceedings involving the Company, as more fully

PRESS RELEASE
described in the Company’s filings with the SEC. See the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, “Note 7 – Contingencies” for a more detailed description of these payment obligations; and
•	the Company’s results, including operating income, are also subject to the effects of foreign economies, exchange rate fluctuations and U.S. and foreign legislative or regulatory requirements, and the adoption of new or changes in accounting policies and practices, including pronouncements by the Financial Accounting Standards Board or other standard setting bodies.
Developments in any of these areas could cause actual results to differ materially from those that have been or may be projected.
For a more detailed discussion of the trends, risks and uncertainties that may affect D&B’s operating and financial results and its ability to achieve the financial objectives discussed in this press release, readers should review the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, including the section titled “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” (MD&A), and the subsection titled “Trends, Risks and Uncertainties” in the MD&A therein. Copies of the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q are available on its web site at www.dnb.com and on the SEC’s web site at www.sec.gov. D&B cautions that the foregoing list of important factors is not complete and does not undertake any obligation to update any forward-looking statements.
###

The Dun & Bradstreet Corporation Consolidated Statement of Operations (unaudited) — As Reported	Schedule 1

	Quarter Ended			Effects of		Year-to-Date			Effects of
	June 30,		AFX	Foreign	BFX	June 30,		AFX	Foreign	BFX
			% Change	Exchange	% Change			% Change	Exchange	% Change
Amounts in millions, except per share data	2005	2004	Fav/(Unfav)	Fav/(Unfav)	Fav/(Unfav)	2005	2004	Fav/(Unfav)	Fav/(Unfav)	Fav/(Unfav)
Revenue:
U.S. (1)	$253.7	$236.1	7%	0%	7%	$516.9	$478.3	8%	0%	8%
International (1)	98.0	85.0	15%	5%	10%	176.1	155.6	13%	5%	8%

Core Revenue	351.7	321.1	10%	2%	8%	693.0	633.9	9%	1%	8%
Divested Businesses (2)	—	28.8	N/M	N/M	N/M	—	59.4	N/M	N/M	N/M

Total Revenue	$351.7	$349.9	1%	2%	(1)%	$693.0	$693.3	0%	2%	(2)%

Operating Income (Loss):
U.S.	$82.3	$70.2	17%			$180.4	$155.5	16%
International (3)	20.5	23.0	(11)%			22.4	32.3	(31)%

Total Divisions	102.8	93.2	10%			202.8	187.8	8%
Corporate and Other (4)	(26.6)	(28.6)	7%			(54.6)	(57.7)	6%

Operating Income	76.2	64.6	18%			148.2	130.1	14%

Interest Income	3.1	1.8	77%			5.9	3.9	54%
Interest Expense	(5.0)	(5.0)	0%			(10.3)	(9.6)	(7)%
Minority Interest	(0.4)	—	N/M			0.3	—	N/M
Other Income (Expense) — Net (5)	3.4	4.6	(25)%			3.2	17.1	(81)%

Non-Operating Income (Expense) — Net	1.1	1.4	(18)%			(0.9)	11.4	N/M

Income before Provision for Income Taxes	77.3	66.0	17%			147.3	141.5	4%
Provision for Income Taxes	30.2	26.5	(14)%			48.3	52.2	7%
Equity in Net Income (Loss) of Affiliates	—	—	N/M			0.2	—	N/M

Net Income (6)	$47.1	$39.5	19%			$99.2	$89.3	11%

Basic Earnings Per Share of Common Stock	$0.70	$0.56	25%			$1.46	$1.25	17%

Diluted Earnings Per Share of Common Stock (7)	$0.67	$0.54	24%			$1.40	$1.20	17%

Weighted Average Number of Shares Outstanding:
Basic	67.7	70.8	4%			67.9	71.3	5%

Diluted	70.4	73.6	4%			70.6	74.1	5%

AFX — After Effects of Foreign Exchange
BFX — Before Effects of Foreign Exchange
N/M — Not Meaningful
See Schedule 3 (Notes to Schedules), which is an integral part of the consolidated statement of operations.
This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

The Dun & Bradstreet Corporation Consolidated Statement of Operations (unaudited) — Before Non-Core Gains and Charges	Schedule 2

	Quarter Ended			Effects of		Year-to-Date			Effects of
	June 30,		AFX	Foreign	BFX	June 30,		AFX	Foreign	BFX
			% Change	Exchange	% Change			% Change	Exchange	% Change
Amounts in millions, except per share data	2005	2004	Fav/(Unfav)	Fav/(Unfav)	Fav/(Unfav)	2005	2004	Fav/(Unfav)	Fav/(Unfav)	Fav/(Unfav)
Revenue:
U.S. (1)	$253.7	$236.1	7%	0%	7%	$516.9	$478.3	8%	0%	8%
International (1)	98.0	85.0	15%	5%	10%	176.1	155.6	13%	5%	8%

Core Revenue	351.7	321.1	10%	2%	8%	693.0	633.9	9%	1%	8%
Divested Businesses (2)	—	28.8	N/M	N/M	N/M	—	59.4	N/M	N/M	N/M

Total Revenue	$351.7	$349.9	1%	2%	(1)%	$693.0	$693.3	0%	2%	(2)%

Operating Income (Loss):
U.S.	$82.3	$70.2	17%			$180.4	$155.5	16%
International (3)	21.3	23.0	(8)%			23.2	32.3	(29)%

Total Divisions	103.6	93.2	11%			203.6	187.8	8%
Corporate and Other (4)	(20.1)	(20.6)	3%			(37.7)	(39.5)	5%

Operating Income	83.5	72.6	15%			165.9	148.3	12%

Interest Income	3.1	1.8	77%			5.9	3.9	54%
Interest Expense	(5.0)	(5.0)	0%			(10.3)	(9.6)	(7)%
Minority Interest	(0.4)	—	N/M			0.3	—	N/M
Other Income (Expense) — Net (5)	0.2	0.2	0%			—	1.0	N/M

Non-Operating Income (Expense) — Net	(2.1)	(3.0)	32%			(4.1)	(4.7)	12%

Income before Provision for Income Taxes	81.4	69.6	17%			161.8	143.6	13%
Provision for Income Taxes	30.0	24.6	(22)%			60.4	53.5	(13)%
Equity in Net Income (Loss) of Affiliates	—	—	N/M			0.2	—	N/M

Net Income (6)	$51.4	$45.0	14%			$101.6	$90.1	13%

Basic Earnings Per Share of Common Stock	$0.76	$0.64	19%			$1.50	$1.26	19%

Diluted Earnings Per Share of Common Stock (7)	$0.73	$0.61	20%			$1.44	$1.21	19%

Weighted Average Number of Shares Outstanding:
Basic	67.7	70.8	4%			67.9	71.3	5%

Diluted	70.4	73.6	4%			70.6	74.1	5%

AFX — After Effects of Foreign Exchange
BFX — Before Effects of Foreign Exchange
N/M — Not Meaningful
See Schedule 3 (Notes to Schedules) for a definition of Non-GAAP measures and a reconciliation of non-core gains and charges.
This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

The Dun & Bradstreet Corporation Notes to Schedules 1 and 2 (unaudited) and Definitions of Non-GAAP Measures	Schedule 3
(1)	On January 1, 2005, we began managing our business in Canada in the International segment and have conformed historical amounts to reflect the new segment structure.

(2)	2004 includes revenues from the Company’s operations in France, Iberia (Spain and Portugal), Nordic (Sweden, Denmark, Norway and Finland), Germany, Austria, Switzerland, Poland, Hungary, the Czech Republic, India and Distribution Channels in Pakistan and the Middle East.

(3)	The following table reconciles International Operating Income included in Schedule 1 and Schedule 2:

	Quarter Ended			Year-to-Date
	June 30,			June 30,
			% Change			% Change
Amounts in millions	2005	2004	Fav/(Unfav)	2005	2004	Fav/(Unfav)
International Operating Income — As Reported (Schedule 1)	$20.5	$23.0	(11)%	$22.4	$32.3	(31)%
Charge related to a dispute on the sale of the Company’s French business	(0.8)	—	N/M	(0.8)	—	N/M

International Operating Income — Before Non-Core Gains and Charges (Schedule 2)	$21.3	$23.0	(8)%	$23.2	$32.3	(29)%

(4)	The following table reconciles Corporate and Other expenses included in Schedule 1 and Schedule 2:

	Quarter Ended			Year-to-Date
	June 30,			June 30,
			% Change			% Change
Amounts in millions	2005	2004	Fav/(Unfav)	2005	2004	Fav/(Unfav)
Corporate and Other — As Reported (Schedule 1)	$(26.6)	$(28.6)	7%	$(54.6)	$(57.7)	6%
Restructuring Charge	(6.5)	(8.0)	18%	(16.9)	(18.2)	7%

Corporate and Other — Before Non-Core Gains and Charges (Schedule 2)	$(20.1)	$(20.6)	3%	$(37.7)	$(39.5)	5%

(5)	The following table reconciles Other Income (Expense)-Net included in Schedule 1 and Schedule 2:

	Quarter Ended			Year-to-Date
	June 30,			June 30,
			% Change			% Change
Amounts in millions	2005	2004	Fav/(Unfav)	2005	2004	Fav/(Unfav)
Other Income (Expense)-Net — As Reported (Schedule 1)	$3.4	$4.6	(25)%	$3.2	$17.1	(81)%

Gain on Sale of a 5% Investment in a South African company	3.5	—	N/M	3.5	—	N/M
Impairment Charge on the write-down on net assets in Iberia (Spain and Portugal) to their fair market value	—	(1.2)	N/M	—	(1.2)	N/M
Lower costs related to the sale of Iberia (Spain and Portugal)	0.8	—	N/M	0.8	—	N/M
Gain on Sales of Operations in Nordic (Sweden, Denmark, Norway and Finland)	—	—	N/M	—	7.9	N/M
Gain on Sales of Operations in India and Distribution Channels in Pakistan and the Middle East	—	—	N/M	—	3.8	N/M
Gain on Sales of Operations in Central Europe (Germany, Austria, Switzerland, Poland, Hungary and Czech Republic)	—	5.6	N/M	—	5.6	N/M
Charge related to a dispute on the sale of the Company’s French business	(1.1)	—	N/M	(1.1)	—	N/M

Other Income (Expense)-Net — Before Non-Core Gains and Charges (Schedule 2)	$0.2	$0.2	0%	$—	$1.0	N/M

The Dun & Bradstreet Corporation Notes to Schedules 1 and 2 (unaudited) and Definitions of Non-GAAP Measures	Schedule 3
(6)	The following table reconciles Net Income included in Schedule 1 and Schedule 2:

	Quarter Ended			Year-to-Date
	June 30,			June 30,
			% Change			% Change
Amounts in millions	2005	2004	Fav/(Unfav)	2005	2004	Fav/(Unfav)
Net Income — As Reported (Schedule 1)	$47.1	$39.5	19%	$99.2	$89.3	11%

Restructuring Charge	(5.9)	(5.2)	N/M	(13.0)	(12.0)	N/M
Gain on Sale of a 5% Investment in a South African company	2.0	—	N/M	2.0	—	N/M
Impairment Charge on the write-down on net assets in Iberia (Spain and Portugal) to their fair market value	—	(3.2)	N/M	—	(3.2)	N/M
Lower costs related to the sale of Iberia (Spain and Portugal)	0.8	—	N/M	0.8	—	N/M
Gain on Sales of Operations in Central Europe (Germany, Austria, Switzerland, Poland, Hungary and Czech Republic)	—	2.9	N/M	—	2.9	N/M
Charge related to a dispute on the sale of the Company’s French business	(1.2)	—	N/M	(1.2)	—	N/M
Gain on Sales of Operations in Nordic (Sweden, Denmark, Norway and Finland)	—	—	N/M	—	9.6	N/M
Gain on Sales of Operations in India and Distribution Channels in Pakistan and the Middle East	—	—	N/M	—	1.9	N/M
Tax Benefits Recognized Upon the Liquidation of Dormant International Corporations	—	—	N/M	9.0	—	N/M

Net Income — Before Non-Core Gains and Charges (Schedule 2)	$51.4	$45.0	14%	$101.6	$90.1	13%

(7)	The following table reconciles Diluted Earnings Per Share included in Schedule 1 and Schedule 2:

	Quarter Ended			Year-to-Date
	June 30,			June 30,
			% Change			% Change
	2005	2004	Fav/(Unfav)	2005	2004	Fav/(Unfav)
Diluted EPS — As Reported (Schedule 1)	$0.67	$0.54	24%	$1.40	$1.20	17%

Restructuring Charge	(0.08)	(0.07)	N/M	(0.19)	(0.16)	N/M
Gain on Sale of a 5% Investment in a South African company	0.03	—	N/M	0.03	—	N/M
Impairment Charge on the write-down on net assets in Iberia (Spain and Portugal) to their fair market value	—	(0.04)	N/M	—	(0.04)	N/M
Lower costs related to the sale of Iberia (Spain and Portugal)	0.01	—	N/M	0.01	—	N/M
Gain on Sales of Operations in Central Europe (Germany, Austria, Switzerland, Poland, Hungary and Czech Republic)	—	0.04	N/M	—	0.04	N/M
Charge related to a dispute on the sale of the Company’s French business	(0.02)	—	N/M	(0.02)	—	N/M
Gain on Sales of Operations in Nordic (Sweden, Denmark, Norway and Finland)	—	—	N/M	—	0.13	N/M
Gain on Sales of Operations in India and Distribution Channels in Pakistan and the Middle East	—	—	N/M	—	0.02	N/M
Tax Benefits Recognized Upon the Liquidation of Dormant International Corporations	—	—	N/M	0.13	—	N/M

Diluted EPS — Before Non-Core Gains and Charges (Schedule 2)	$0.73	$0.61	20%	$1.44	$1.21	19%

N/M — Not Meaningful
The following defines the non-GAAP measures used to evaluate performance:
*Total revenue excluding the revenue of divested businesses is referred to as “core revenue.” Core revenue includes the revenue from acquired businesses from the date of acquisition
*Core revenue growth, excluding the effects of foreign exchange, is referred to as “revenue growth before the effects of foreign exchange.” We also separately analyze core revenue growth before the effects of foreign exchange among two components, “organic core revenue growth” and “core revenue growth from acquisitions”
*Results (such as operating income, operating income growth, operating margin, net income, tax rate and diluted earnings per share) exclude restructuring charges (whether recurring or non-recurring) and certain other items that we consider do not reflect our underlying business performance. We refer to these restructuring charges and other items as “non-core gains and (charges)”
* Net cash provided by operating activities minus capital expenditures and additions to computer software and other intangibles is referred to as “free cash flow”
This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

The Dun & Bradstreet Corporation Supplemental Financial Data (unaudited)	Schedule 4

	Quarter Ended			Effects of		Year-to-Date			Effects of
	June 30,		AFX	Foreign	BFX	June 30,		AFX	Foreign	BFX
			% Change	Exchange	% Change			% Change	Exchange	% Change
Amounts in millions	2005	2004	Fav/(Unfav)	Fav/(Unfav)	Fav/(Unfav)	2005	2004	Fav/(Unfav)	Fav/(Unfav)	Fav/(Unfav)
Geographic and Customer Solution Set Revenue:
U.S.:
Risk Management Solutions	$165.3	$155.1	7%	0%	7%	$330.0	$309.9	6%	0%	6%
Sales & Marketing Solutions	66.8	62.7	7%	0%	7%	144.2	133.5	8%	0%	8%
E-Business Solutions	16.1	12.0	34%	0%	34%	31.3	23.1	36%	0%	36%
Supply Management Solutions	5.5	6.3	(12%)	0%	(12%)	11.4	11.8	(3%)	0%	(3)%

Core Revenue	253.7	236.1	7%	0%	7%	516.9	478.3	8%	0%	8%
Divested Businesses	—	—	N/M	N/M	N/M	—	—	N/M	N/M	N/M

Total U.S.	253.7	236.1	7%	0%	7%	516.9	478.3	8%	0%	8%

International:
Risk Management Solutions	82.7	70.6	17%	5%	12%	150.1	128.6	17%	6%	11%
Sales & Marketing Solutions	13.6	13.2	3%	4%	(1%)	22.9	25.1	(9%)	3%	(12)%
E-Business Solutions	0.6	—	N/M	N/M	N/M	1.0	—	N/M	N/M	N/M
Supply Management Solutions	1.1	1.2	(8%)	5%	(13%)	2.1	1.9	12%	6%	6%

Core Revenue	98.0	85.0	15%	5%	10%	176.1	155.6	13%	5%	8%
Divested Businesses	—	28.8	N/M	N/M	N/M	—	59.4	N/M	N/M	N/M

Total International	98.0	113.8	(14%)	4%	(18%)	176.1	215.0	(18%)	5%	(23)%

Total Corporation:
Risk Management Solutions	248.0	225.7	10%	2%	8%	480.1	438.5	10%	2%	8%
Sales & Marketing Solutions	80.4	75.9	6%	1%	5%	167.1	158.6	5%	0%	5%
E-Business Solutions	16.7	12.0	39%	0%	39%	32.3	23.1	40%	0%	40%
Supply Management Solutions	6.6	7.5	(11%)	1%	(12%)	13.5	13.7	(1%)	1%	(2)%

Core Revenue	351.7	321.1	10%	2%	8%	693.0	633.9	9%	1%	8%
Divested Businesses	—	28.8	N/M	N/M	N/M	—	59.4	N/M	N/M	N/M

Total Revenue	$351.7	$349.9	1%	2%	(1)%	$693.0	$693.3	0%	2%	(2)%

Operating Costs:
Operating Expenses	$107.0	$105.3	(2%)			$202.1	$208.5	3%
Selling and Administrative Expenses	153.2	160.8	5%			308.4	313.3	2%
Depreciation and Amortization	8.8	11.2	21%			17.4	23.2	25%
Restructuring Expense	6.5	8.0	18%			16.9	18.2	7%

Total Operating Costs	$275.5	$285.3	3%			$544.8	$563.2	3%

Capital Expenditures	$1.4	$2.7	48%			$4.5	$5.9	24%

Additions to Computer Software & Other Intangibles	$3.6	$2.3	(57%)			$5.1	$4.0	(28%)

The Dun & Bradstreet Corporation Supplemental Financial Data (unaudited)	Schedule 4

Amounts in millions	Jun 30, 2005	Mar 31, 2005	Dec 31, 2004	Sep 30, 2004	Jun 30, 2004	Mar 31, 2004
Net Debt Position:
Cash and Cash Equivalents (6)	$245.3	$295.4	$252.9	$193.8	$217.2	$197.4
Notes Payable	—	—	—	—	—	—
Short-Term Debt	(303.3)	(301.7)	(1.0)	—	—	—
Long-Term Debt	(0.4)	—	(300.0)	(299.9)	(299.9)	(299.9)

Net Debt	$(58.4)	$(6.3)	$(48.1)	$(106.1)	$(82.7)	$(102.5)

(6) In addition to Cash and Cash Equiv. we had the following net (investments) redemptions in Marketable Securities	$(34.8)	$48.2	$6.0	$7.9	$3.0	$(87.7)

	Year-To-Date
			% Change
Amounts in millions	Jun 30, 2005	Jun 30, 2004	Fav/(Unfav)
Free Cash Flow:
Net Cash Provided By Operating Activities (As Reported)	$121.4	$127.7	(5)%
Less:
Capital Expenditures (As Reported)	4.5	5.9	24%
Additions to Computer Software & Other Intangibles (As Reported)	5.1	4.0	(28)%

Free Cash Flow	111.8	117.8	(5)%
Add: Legacy Tax Payment	15.8	N/M	N/M

Free Cash Flow excluding the effect of the Legacy Tax Payment	$127.6	$117.8	8%

AFX — After Effects of Foreign Exchange
BFX — Before Effects of Foreign Exchange
N/M — Not Meaningful
This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

The Dun & Bradstreet Corporation Revenue Reconciliation and Detail Quarter Ended June 30, 2005	Schedule 5

	Quarter Ended June 30, 2005 vs. 2004							Year-to-Date Ended June 30, 2005 vs. 2004
				Traditional/VAPs as a							Traditional/VAPs as a
	AFX	Effects of	BFX	% of Total Customer Solution Sets/Core				AFX	Effects of	BFX	% of Total Product Line/Core
	% Change	Foreign	% Change	2005		2004		% Change	Foreign	% Change	2005		2004
Amounts in millions	Fav/(Unfav)	Exchange	Fav/(Unfav)	% Product Line/Core		% Product Line/Core		Fav/(Unfav)	Exchange	Fav/(Unfav)	% Product Line/Core		% Product Line/Core
Revenue:
U.S.:
Risk Management Solutions:
Traditional	5%	0%	5%	77%	50%	78%	51%	5%	0%	5%	78%	50%	79%	51%
VAPs	12%	0%	12%	23%	15%	22%	15%	12%	0%	12%	22%	14%	21%	14%
Total Risk Management Solutions	7%	0%	7%		65%		66%	6%	0%	6%		64%		65%
Sales & Marketing Solutions:
Traditional	6%	0%	6%	47%	12%	47%	12%	10%	0%	10%	47%	13%	46%	13%
VAPs	7%	0%	7%	53%	14%	53%	14%	6%	0%	6%	53%	15%	54%	15%
Total Sales & Marketing Solutions	7%	0%	7%		26%		26%	8%	0%	8%		28%		28%
E-Business Solutions	34%	0%	34%		7%		5%	36%	0%	36%		6%		5%
Supply Management Solutions	-12%	0%	-12%		2%		3%	-3%	0%	-3%		2%		2%
Core Revenue	7%	0%	7%					8%	0%	8%
Divested Businesses	N/M	N/M	N/M					N/M	N/M	N/M
Total U.S.	7%	0%	7%					8%	0%	8%
International:
Risk Management Solutions:
Traditional	17%	5%	12%	90%	76%	90%	75%	17%	6%	11%	91%	77%	90%	75%
VAPs	15%	6%	9%	10%	8%	10%	8%	13%	6%	7%	9%	8%	10%	8%
Total Risk Management Solutions	17%	5%	12%		84%		83%	17%	6%	11%		85%		83%
Sales & Marketing Solutions:
Traditional	-22%	3%	-25%	52%	7%	69%	11%	-30%	3%	-33%	52%	7%	69%	11%
VAPs	60%	6%	54%	48%	7%	31%	5%	39%	5%	34%	48%	6%	31%	5%
Total Sales & Marketing Solutions	3%	4%	-1%		14%		16%	-9%	3%	-12%		13%		16%
E-Business Solutions	N/M	N/M	N/M		1%		0%	N/M	N/M	N/M		1%		0%
Supply Management Solutions	-8%	5%	-13%		1%		1%	12%	6%	6%		1%		1%
Core Revenue	15%	5%	10%					13%	5%	8%
Divested Businesses	N/M	N/M	N/M					N/M	N/M	N/M
Total International	-14%	4%	-18%					-18%	5%	-23%
Total Corporation:
Risk Management Solutions:
Traditional	9%	2%	7%	81%	57%	82%	57%	9%	2%	7%	82%	57%	82%	57%
VAPs	13%	1%	12%	19%	13%	18%	13%	12%	1%	11%	18%	12%	18%	12%
Total Risk Management Solutions	10%	2%	8%		70%		70%	10%	2%	8%		69%		69%
Sales & Marketing Solutions:
Traditional	0%	2%	-2%	48%	11%	51%	12%	1%	1%	0%	47%	11%	49%	12%
VAPs	13%	1%	12%	52%	12%	49%	12%	10%	1%	9%	53%	13%	51%	13%
Total Sales & Marketing Solutions	6%	1%	5%		23%		24%	5%	0%	5%		24%		25%
E-Business Solutions	39%	0%	39%		5%		4%	40%	0%	40%		5%		4%
Supply Management Solutions	-11%	1%	-12%		2%		2%	-1%	1%	-2%		2%		2%
Core Revenue	10%	2%	8%					9%	1%	8%
Divested Businesses	N/M	N/M	N/M					N/M	N/M	N/M
Total Corporation	1%	2%	-1%					0%	2%	-2%

AFX — After Effects of Foreign Exchange
BFX — Before Effects of Foreign Exchange
This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

Schedule 6
The Dun & Bradstreet Corporation
Effect of Divestitures on International Results (unaudited)

	2005			2004					Row #
Amounts in Millions	Q1	Q2	YTD	Q1	Q2	Q3	Q4	Full Year
International:
Total Revenue as Reported	$78.1	$98.0	$176.1	$92.9	$104.5	$85.4	$92.9	$375.7	1
Less Divested Businesses:
Israel (August 2003)									2
Nordic (December 2003)									3
India (February 2004)				1.1				1.1	4
Central Europe (April 2004)				12.9	10.7			23.6	5
France (October 2004)				9.8	10.8	8.9	3.4	32.9	6
Iberia (October 2004)				6.8	7.3	5.4	2.4	21.9	7

Divested Businesses *	—	—	—	30.6	28.8	14.3	5.8	79.5	8

Core Revenue as Reported in 2004	N/A	N/A	N/A	62.3	75.7	71.1	87.1	296.2	9
Add Canada	N/A	N/A	N/A	8.3	9.3	7.6	8.2	33.4	10

Core Revenue with Canada AFX *	$78.1	$98.0	$176.1	$70.6	$85.0	$78.7	$95.3	$329.6	11

*	Total Revenue, Divested Business Revenue and Core Revenue for the International segment can be found on Schedule 4.
This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

Schedule 7
The Dun & Bradstreet Corporation
Effect of Segment Change — Canada from North America to International (unaudited)

	2004					Row #
Amounts in Millions	Q1	Q2	Q3	Q4	Full Year
North America Core Revenue as Reported in 2004	$250.5	$245.4	$247.8	$294.6	$1,038.3	1
Less Canada	8.3	9.3	7.6	8.2	33.4	2

U.S. Core Revenue	$242.2	$236.1	$240.2	$286.4	$1,004.9	3

	2004
Amounts in Millions	Q1	Q2	Q3	Q4	Full Year
International Core Revenue as Reported in 2004	$62.3	$75.7	$71.1	$87.1	$296.2	4
Add Canada	8.3	9.3	7.6	8.2	33.4	5

International Core Revenue with Canada	$70.6	$85.0	$78.7	$95.3	$329.6	6

	2004
Amounts in Millions	Q1	Q2	Q3	Q4	Full Year
North America Operating Income as Reported in 2004	$87.5	$73.0	$82.4	$122.4	$365.3	7
Less Canada	2.2	2.8	1.4	4.0	10.4	8

U.S. Operating Income	$85.3	$70.2	$81.0	$118.4	$354.9	9

	2004
Amounts in Millions	Q1	Q2	Q3	Q4	Full Year
International Operating Income as Reported in 2004	$7.1	$20.2	$12.1	$24.9	$64.3	10
Add Canada	2.2	2.8	1.4	4.0	10.4	11

International Operating Income with Canada	$9.3	$23.0	$13.5	$28.9	$74.7	12

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.